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                      AMENDMENT TO ASSET PURCHASE AGREEMENT


                  THIS AMENDMENT TO ASSET PURCHASE AGREEMENT ("Agreement") is entered into on March 12, 1998 by and among EVOCARE, INC., a Delaware corporation ("Evocare"), EVOCARE HOME HEALTH SERVICES, INC., a Rhode Island corporation ("Home Health" and, together with Evocare, collectively the "Sellers"), CHESTER BLACK, a resident of Massachusetts, and BERNARD F. LAMBRESE, and KELLY LAMBRESE, residents of the State of Rhode Island (collectively, "Shareholders"), and AMERICAN HOMEPATIENT, INC., a Delaware corporation ("Buyer").

                                R E C I T A L S:

         WHEREAS, the parties hereto are party to an Asset Purchase Agreement dated February 27, 1998 ("Purchase Agreement") and desire to amend the Purchase Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         1. Amendments. The Purchase Agreement is hereby amended as follows:

                  a. Paragraph 3.3(1) is deleted in its entirety and replaced with the following:

                  "(1) Attached hereto as Exhibit 3.3 are true and correct copies of Sellers' combined interim, unaudited balance sheets and income statements of Sellers for the one (1) month period ended January 31, 1998 (the "Interim Financial Statements"). Promptly following Closing Sellers shall deliver to Buyer copies of their combined, reviewed balance sheets as of December 31, 1997, and their combined, reviewed income statements for the year then ending (the "Fiscal Year Financial Statements", which, with the Interim Financial Statements, will be referred to as the "Financial Statements"). Upon delivery to Buyer, the Fiscal Year Financial Statements shall be attached to
         Exhibit 3.3 as though delivered and attached thereto at Closing. The Financial Statements are based on the books and records of Sellers and present fairly, in compliance with generally accepted accounting principles, the financial position of Sellers as of, and the results of its operations for, the periods specified, except for the absence of footnotes otherwise required under generally accepted accounting principles ("GAAP") and, in the case of the Interim Financial Statements, normal year-end adjustments. Except as set forth in the Interim Financial Statements, Sellers have, and as of Closing will have, no contingent liabilities or obligations which are required to be disclosed therein in accordance with GAAP."






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                  b. The last grammatical paragraph of paragraph 3.4 is hereby deleted in its entirety and replaced with the following:

                  "Further since the Effective Date, neither Shareholders nor any of their family members or affiliates have received any compensation, benefits or distributions from Sellers, whether as salary, bonus, fees, dividends or any other form of compensation, except such amounts as have been repaid and adjusted for at Closing, and except for distributions to fund tax obligations as Shareholders of S corporations shown on Exhibit 3.4 that will be repaid and adjusted for at Closing, and except for salary payments made to Bernard and Kelly Lambrese in the ordinary course of Sellers' business consistent with past practice."

                  c. Paragraph 5.7 is hereby amended by striking the word "through" where first used in that paragraph and replacing it with "and following".

                  d. Paragraphs 5.12 and 5.13 are hereby deleted in their entirety and replaced with the following:

                  "Buyer acknowledges that the only third party consent or waiver being obtained prior to Closing is the consent of Dr. Ahmed which has been previously provided to Buyer. Sellers and Shareholders shall assist Buyer in obtaining all consents, licenses, permits, approvals, provider contracts, determinations or certificates of need necessary or reasonably advisable in the judgment of Buyer to acquire and operate the Assets and Business as contemplated hereunder. Sellers shall, promptly following Closing, deliver to Buyer, at Sellers' expense, all U.C.C. financing statement searches, local and central, and federal and state pending litigation, tax lien and judgment searches, with respect to Sellers, the Assets and the Business including all "DBAs," trade names and fictitious names of Sellers. Following Closing Sellers shall promptly deliver to Buyer evidence of the "tail" insurance coverage required by paragraph 5.8. Promptly following Closing, Sellers will use their best efforts to deliver to Buyer all consents, estoppels, approvals, releases, pay-off letters, filings and authorizations of third parties that Buyer believes are necessary or advisable for the legal and proper execution, delivery and consummation of this Agreement, and the transactions contemplated hereunder, including but not limited to, those consents necessary for the assignment of Contracts pursuant to paragraph 8.1(4), for release of any and all mortgages, security interests, liens, pledges, restrictions or other encumbrances on or applicable to the Assets, and any U.C.C. termination statements regarding the Assets not specifically related to Contracts assumed by Buyer."

                  e. Clause (d) of paragraph 7.2 is hereby deleted in its entirety.

                  f. Paragraph 7.4 is hereby deleted in its entirety.






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                  g. Paragraph 7.6 is hereby deleted in its entirety and
replaced with the following:

                  "7.6 Confidentiality and Noncompete Agreement. Chester Black shall execute and deliver to Buyer a Confidentiality and Noncompete Agreement in the form attached hereto as Exhibit 7.6."

                  h. Paragraph 8.6 is hereby deleted in its entirety.

                  i. The heading of paragraph 8.9 is hereby amended to read "Confidentiality and Employment Agreements".

         2. No Other Amendment. Except as amended hereby, the Purchase Agreement shall remain in full force and effect and unamended.

         3. Assignment. Following Closing, Buyer may freely assign any or all of its rights or delegate any or all of its obligations under this Agreement without the express written consent of Sellers or Shareholders. Neither Sellers nor Shareholders may assign any rights or delegate any obligations under this Agreement without the prior written consent of Buyer, and any prohibited assignment or delegation will be null and void. Subject to the foregoing, this Agreement will be binding upon and will inure to the exclusive benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement is not intended to, nor will it, create any rights in any other party.

         4. Partial Invalidity; Waiver. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted. Further, there will be automatically substituted for such invalid or unenforceable provision a provision as similar as possible which is valid and enforceable. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder will operate as a waiver thereof, or of any other right, power or remedy; nor will any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. No waiver of any of the provisions of this Agreement will be valid unless it is in writing and signed by the party against which it is sought to be enforced.

         5. Interpretation; Knowledge. All pronouns and any variation thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. Further, it is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions will arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions. Any paragraph headings in this Agreement are for convenience of reference only and will not be considered or referred to in resolving questions of interpretation.






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         6. Entire Agreement; Counterparts. This Agreement constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations and agreements between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Buyer, Sellers and Shareholders. This Agreement may be executed simultaneously in two or more counterparts each of which will be deemed an original and all of which together will constitute but one and the same instrument.

         7. Controlling Law. This Agreement will be construed, interpreted and enforced in accordance with the substantive laws of the State of Tennessee, without giving effect to its conflict of laws provisions.





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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to
Purchase Agreement as of the date first above written.


                                   "SELLERS":

                                   EVOCARE, INC.


                                   By:
                                       ----------------------------------------

                                   Title:
                                          -------------------------------------


                                   EVOCARE HOME HEALTH CARE
                                   SERVICES, INC.


                                   By:
                                       ----------------------------------------

                                   Title:
                                          -------------------------------------



                                    "SHAREHOLDERS":


                                    -------------------------------------------
                                    CHESTER BLACK


                                    -------------------------------------------
                                    BERNARD F. LAMBRESE

                                    -------------------------------------------
                                    KELLY LAMBRESE



                                    "BUYER":

                                    AMERICAN HOMEPATIENT, INC.



                                   By:
                                       ----------------------------------------

                                   Title:
                                          -------------------------------------